Rule 424 (b) (3)
Registration No. 333-62048
CUSIP #: ~~63743HDK5~~
63743HDJ8

PRICING SUPPLEMENT NO. 2920B DATED July 12, 2001
TO PROSPECTUS SUPPLEMENTAL DATED June 14, 2001
AND BASE PROSPECTUS DATED June 13, 2001

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
Medium-Term Notes, Series C
With Maturities of Nine Months or More from Date of Issue
Floating Rate Notes

Principal Amount:	$50,000,000.00
Issue Price:	100% of Principal Amount
Original Issue Date:	10/01/01
Maturity Date:	10/01/02
Initial Interest Rate:	Determined as described below
Base Rate:	LIBOR Telerate
Spread:	Minus 3 basis points
Index Maturity:	1 month
Interest Payment Dates:	On the ~~2nd~~ 1st of each month and the Maturity Date, commencing November ~~2~~ 1, 2001
Reset Period:	Monthly
Interest Reset Dates:	On the ~~2nd~~ 1st of each month, commencing October ~~2~~ 1, 2001
Redemption Date:	None
Agent's Discount or Commission:	0.05%
Agent(s):	Bank of America Securities
Capacity:	Agent
Form of Note:
(Book-Entry or Certificated)	Book-Entry
Other Terms:	None

Medium-Term Notes, Series C may be issued by CFC in an aggregate principal amount of up to $12,050,000,000 and, to date, including this offering, an aggregate of $11,110,290,000 Series C have been issued.